CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 filed pursuant to Rule 462(b) by reference to the registration statement on Form N-2 (File No. 333-179887), of our report dated April 20, 2012, relating to the Statement of Net Assets of PIMCO Dynamic Income Fund, which appears in PIMCO Dynamic Income Fund’s Form N-2. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

New York, New York

May 24, 2012